Exhibit 5.1

May 11, 2021

Digital Brands Group, Inc.

1400 Lavaca Street

Austin, TX 78701

Re:	Registration Statement on Form S-1

Registration No. 333-255193

Ladies and Gentlemen:

We have acted as counsel to Digital Brands Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-255193) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”), originally filed with the Securities and Exchange Commission (the “Commission”) on April 13, 2021 (as amended through the date hereof and including all exhibits thereto, the “Registration Statement”), in connection with the public offering (the “Offering”) by the Company of (i) up to 2,300,000 shares (the “Shares”) of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”), including up to 300,000 shares that may be sold pursuant to the underwriters’ over-allotment option; (ii) stock purchase warrants to purchase up to 2,300,000 shares of Common Stock (the “Warrants”), including Warrants to purchase up to 300,000 shares of Common Stock that may be sold pursuant to the underwriters’ over-allotment option; (iii) up to an aggregate of 2,300,000 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”); (iv) the representative’s warrants that will be issued by the Company to the representative of the underwriters of the offering (the “Representative’s Warrants”); and (v) up to 160,000 shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation (i) the Second Amended and Restated Certificate of Incorporation (the “Restated Charter”) of the Company, in the form filed as Exhibit 3.3 to the Registration Statement to be filed with the Secretary of State of the State of Delaware prior to the sale of the shares and warrants, (ii) the Amended and Restated Bylaws of the Company, in the form filed as Exhibit 3.5 to the Registration Statement to become effective prior to the sale of the shares and warrants, (iii) the form of Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), (iv) the form of Warrant Agent Agreement proposed to be entered into between the Company and VStock Transfer, LLC, as warrant agent (the “Warrant Agent”), in the form filed as Exhibit 4.2 to the Registration Statement (the “Warrant Agreement”), (v) the form of Warrant in the form filed as Exhibit 4.4 to the Registration Statement (vi) the form of Representative’s Warrant in the form filed as Exhibit 4.3 to the Registration Statement, (vii) resolutions of the board of directors and of the pricing committee of the Company with respect to the Offering; and (viii) the Registration Statement.

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington

Digital Brands Group, Inc.

May 11, 2021

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto (other than the Company), (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion set forth below are true and correct, (vii) that the officers and directors of the Company have properly exercised their fiduciary duties, (viii) that the Warrant Agent under the Warrant Agreement to be entered into for the Warrants is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ix) that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement, (x) that the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and constitute the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with their respective terms, (xi) that the Warrant Agent will be in compliance with respect to performance of its obligations under such Warrant Agreement with all applicable laws and regulations; (xii) and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement. We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington

Digital Brands Group, Inc.

May 11, 2021

We have also assumed that (i) the Shares, Warrants, Warrant Shares and Representative’s Warrant will be issued and sold as described in the Registration Statement and the Underwriting Agreement, (ii) the Warrant Shares will be issued and sold pursuant to the terms of the Registration Statement and the Representative’s Warrant, and (iii) shares of Common Stock of the Company will remain authorized and available for issuance of the Warrant Shares upon exercise of the Warrants and of the Representative’s Warrant Shares upon exercise of the Representative’s Warrant.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. The Shares have been duly authorized by the Company and, when the Restated Charter is filed with the Secretary of State of the State of Delaware and when the Shares are issued and sold in accordance with the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

2. The Warrants have been duly authorized and when such Warrants are duly executed and delivered in accordance with the Underwriting Agreement and issued, delivered and paid for, as contemplated by the Registration Statement and the Underwriting Agreement, the Warrants will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. The Representative’s Warrant has been duly authorized and when such Representative’s Warrant is duly executed and delivered in accordance with the Underwriting Agreement and issued, delivered and paid for, as contemplated by the Registration Statement and the Underwriting Agreement, the Representative’s Warrant will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. The Warrant Shares have been duly authorized by the Company and, upon exercise of the Warrants, when the Warrant Shares are issued and sold in accordance with the terms of the Warrants, with payment received by the Company in the manner described therein, the Warrant Shares will be validly issued, fully paid and nonassessable.

5. The Representative’s Warrant Shares have been duly authorized by the Company and, upon exercise of the Representative’s Warrant, when the Representative’s Warrant Shares are issued and sold in accordance with the terms of the Representative’s Warrant, with payment received by the Company in the manner described therein, the Representative’s Warrant Shares will be validly issued, fully paid and nonassessable.

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington

Digital Brands Group, Inc.

May 11, 2021

The opinions expressed in this opinion letter are limited to (i) with respect to opinion paragraphs 1, 4 and 5 below, the General Corporation Law of the State of Delaware (the “DGCL”), and (ii) with respect to opinion paragraphs 2 and 3, the internal laws of the State of New York. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Common Stock. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

With respect to the enforceability of the Warrants and the Representative’s Warrant, opinion paragraphs 2 and 3 above are subject to the following qualifications:

(a)            the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws (including, without limitation, applicable state and federal laws relating to fraudulent or voidable transfers) and court decisions of general application, and other legal or equitable principles of general application, relating to, limiting, or affecting the enforcement of creditors’ rights generally;

(b)            the discretion of any court of competent jurisdiction in awarding equitable remedies, including but not limited to specific performance or injunctive relief and limitations imposed by applicable federal or state securities laws;

(c)            limitations imposed by applicable law or public policy on the enforceability of the indemnification and/or contribution provisions of the Representative’s Warrant;

(d)            the net impact or result of any conflict of laws between or among laws of competing jurisdictions;

(f)            the unenforceability, under certain circumstances, of contractual provisions respecting various self-help or summary remedies, especially if their operation would work a substantial forfeiture or impose a substantial penalty upon the burdened party;

(g)            the effects of the implied covenant of good faith, reasonableness and fair dealing and standards of immateriality, commercial reasonableness; and

(h)            the enforceability of provisions in the Representative’s Warrant to the effect that the terms of the Representative’s Warrant not be waived or modified except in writing may be limited under certain circumstances..

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington

Digital Brands Group, Inc.

May 11, 2021

We express no opinion with respect to the enforceability of (a) consents to, or restrictions upon, judicial relief or jurisdiction; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing evidentiary requirements, statutes of limitation, or other procedural rights; (c) provisions for exclusivity, election or cumulation of rights or remedies; (d) provisions authorizing or validating conclusive or discretionary determinations; (e) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (f) provisions that waive the right of a party to object to jurisdiction or venue, or to assert any defense based on lack of jurisdiction or venue; or any provision purporting to waive the right to a jury trial.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

The opinions included herein are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ MANATT, PHELPS & PHILLIPS, LLP

Manatt, Phelps & Phillips, LLP

2049 Century Park East, Suite 1700, Los Angeles, California 90067 Telephone: 310.312.4000 Fax: 310.312.4224

Albany | Boston | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington